ashurst

First Preferred Panamanian Ship Mortgage

Bao Shun Shipping, S.A.

and

Dialease Maritime S.A.

in respect of one 32,379 DWT Bulk Carrier known as m.v. BAO SHUN

CONTENTS

CLAUSE **PAGE**

THIS FIRST PREFERRED PANAMANIAN SHIP MORTGAGE (this **"Mortgage"**) is made on __August 18__, 2009.

BETWEEN:

(1) **BAO SHUN SHIPPING, S.A.**, a corporation organised and existing under the laws of Republic of Panama, having its registered office at Global Plaza Tower, 20th Floor, 50th Street, Suite E , Panama City, Republic of Panama] (the **"Owner"**);

and

(2) **DIALEASE MARITIME S.A.**, a corporation organised and existing under the laws of the Republic of Panama, whose registered agent's address is 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama (the **"Mortgagee"**, which expression shall include its successors and assigns).

RECITALS

(A) The Owner is the sole and absolute owner of the whole of one (1) 32,379 dwt Bulk Carrier known as "BAO SHUN" (the **"Vessel"**) whose particulars are:

Registration No.:		
Call Letters:	HPCS	
Tonnage:	Gross:	20,212 tons
	Net:	10,948 tons
Dimensions		Length: 169.450 metres
		Breadth:28.400 metres
		Depth:14.250 metres

(B) Pursuant to a loan agreement for financing the purchase of the Vessel dated as of August 18, 2009 (the **"Loan Agreement"**) made by and between the Mortgagee as lender and the Owner as borrower, a copy of which (without Exhibits attached thereto) is attached hereto as Exhibit A and made a part hereof, the Mortgagee has agreed to make and advance to the Owner the amount of the Japanese Yen exchanged at the T.T.M. Rate as of the Delivery Date equivalent to Fourteen Million and Four Hundred Ninety Thousand United States Dollars ($14,490,000.00).

(C) Pursuant to the Guarantee executed by the Guarantors (hereinafter defined) dated August 18, 2009 in favour of the Mortgagee, the Guarantors shall guarantee, jointly and severally with the Owner, any and all of the obligations and liabilities of the Owner to the Mortgagee under the Loan Agreement and the Finance Documents (hereinafter defined).

Now, therefore, in consideration of the premises and other good and valuable consideration and in order to secure the payment of the obligations of the Owner under the Loan Agreement and to secure due and punctual performance or observance of or compliance with any terms, conditions or covenants herein contained, the Owner agrees and declares as follows:

1. **DEFINITIONS AND INTERPRETATION**

1.1 **Definitions**

In this Mortgage:

"Acquisition Compensation" means all moneys or other compensation payable during the Loan Period by reason of Compulsory Acquisition of the Vessel;

"Agreed Currency" bears the meaning ascribed thereto in the Loan Agreement;

"Applicable Rate" means:

any of the following rates, for the purpose of calculation of interest and with respect to each Interest Period or other relevant period, as selected by the Lender at its sole discretion:

(i) the rate per annum (which rate is conclusively certified by the Lender) at which deposits in the Agreed Currency are offered by prime banks in the London Interbank Eurocurrency Market to the Reference Bank, in the amount equal to the Loan Balance to be outstanding during the said Interest Period or any relevant amount, for a period equal to such Interest Period or such relevant period at 11:00 A.M. (local time) two (2) London Banking Days prior to the first day of such Interest Period or such relevant period or as of such other date and time as near thereto as practicably possible; or

(ii) the rate per annum (which rate is conclusively certified by the Lender) at which deposits in the Agreed Currency are offered to the Reference Bank by prime banks in the Interbank Eurocurrency Market, as selected by the Lender, at 11:00 A.M. (local time) two (2) Banking Days prior to the first day of such Interest Period or such relevant period or as of such other date and time as near thereto as practicably possible; or

(iii) the rate per annum determined by the Lender to be equal to the offered rate for deposits of Euroyen which appears on Telerate Page 23070 as "Japanese Yen TIBOR" by *Zenkoku Ginko Kyokai Rengokai*, at 11:00 A.M. (Tokyo time) two (2) Banking Days prior to the first day of such Interest Period or such relevant period or as of such other date and time as near thereto as practicably possible;

"Assignment of Insurance" means a security agreement in the nature of an assignment of the Insurance in respect of the Vessel, to be given by the Owner in favour of the Mortgagee, in a form and content satisfactory to the Mortgagee;

"Banking Day" means a day (other than Saturday and Sunday) on which dealings in Agreed Currency are carried out in the Interbank Eurocurrency Market and which is also a day on which commercial banks are open for business in Tokyo, London, Hong Kong and such other cities as are relevant to the Mortgagee's procurement of funding under or with respect to the Loan Agreement;

"Belongings" means all boilers, engines, machinery, spares, riggings, boats, anchors, cables, tackle, equipment and all other appurtenances of or to the Vessel, owned or acquired by the Owner at any time during the Loan Period, whether on board or not, and all additions, improvements and replacements made at any relevant time on the Vessel;

"Companies" means collectively the Owner and the Guarantors, and if the context requires, their respective Subsidiaries (if any) for the time being, provided that the expression of "**Subsidiaries**" herein includes any company, corporation or other legal entity, fifty per cent (50%) or more of the shares of the capital or equity of which are at any time owned by the Owner and/or either of the Guarantors and **"Company"** shall mean individually any or each of them;

"Compulsory Acquisition" means requisition of the Vessel for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire), by any competent authority or any person acting or purporting to act for such authority or otherwise than by creditor(s) of the Owner or of the Vessel;

"Default Interest Rate" means the interest rate of (i) fourteen point six per cent (14.6%) per annum, or (ii) three per cent (3%) per annum above the Interest Rate in force immediately prior to a default, whichever is larger, on the basis of a year of 360 days;

"Delivery Date" means a date, being a Banking Day, between August 1 2009 and September 30 2009, upon which the Vessel is actually delivered by the Seller to, and accepted by, the Borrower;

"Environmental Affiliate" means an agent or employee of the Owner or a person in a contractual relationship with the Owner relating to the Vessel or its operation or its carriage of cargo whose acts or omissions have or will have a Material Adverse Effect;

"Environmental Approvals" means any permit, licence, approval, ruling, variance, exemption or other authorisation required under applicable Environmental Laws;

"Environmental Claim" means any and all enforcement, cleanup, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Laws or Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from the release of any Environmentally Sensitive Material;

"Environmental Incident" means an emission, spill, release or discharge into or upon ambient air, surface water, ground water, land surface or subsurface strata, navigable waters, waters of the contiguous zone, ocean waters and international waters, of any Environmentally Sensitive Material for which the Owner has any liability under Environment Laws, except in accordance with a valid Environmental Approval;

"Environmental Laws" means all United States federal, state, local, foreign and international laws, regulations, treaties and conventions pertaining to the pollution or protection of human health or the environment, including ambient air, surface water, ground water, land surface or subsurface strata, navigable waters, waters of the contiguous zone, ocean waters and international waters, including laws, regulations, treaties and conventions relating to the release (or threatened release) of Environmentally Sensitive Material;

"Environmentally Sensitive Material" means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990, and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act;

"Event of Default" means an event, state of affairs, condition or act described in clause 7;

"Excess Risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Vessel in consequence of her insured value being less than the value at which the Vessel is assessed for the purpose of such claims;

"Finance Documents" bears the meaning ascribed thereto in the Loan Agreement;

"Guarantors" means:

(a) Pioneer Creation Holdings Limited;

(b) Winland Online Shipping;

(c) Skyace;

(d) Plentimillion

(e) Mr. Li Honglin; and

(f) Ms. Xue Ying;

"Hull and Machinery Insurance" bears the meaning set out in clause 4.1 of this Mortgage;

"Insurance" means (a) all contracts and policies of Hull and Machinery Insurance, War Risks Insurance, Protection and Indemnity Coverage and other insurance to be taken out from time to time by and in the name of the Owner and/or any time charterer with any Insurer on and in respect of the Vessel and (b) all entries and contracts and certificates of entry of the Vessel to be made by and in the name of the Owner and/or any time charterer in any P & I Club, pursuant to the provisions of this Mortgage; or (where the context requires) means any or each of the Owner's rights, interests, titles, claims and/or benefits granted to or vested in the Owner under the said contract(s) and policies of insurance and/or entry of the Vessel in the P & I Club, as more specifically provided in clause 4 of this Mortgage;

"Insurers" means any such insurance company or underwriter or insurer as the Mortgagee shall accept, with whom the Insurance (other than Insurance to be taken out with the P & I Club) shall from time to time be taken out on or in respect of the Vessel by the Owner in accordance with the provisions of this Mortgage and **"Insurer"** means individually any or each of them;

"Interest Rate" bears the meaning ascribed thereto in the Loan Agreement;

"Loan" means the aggregate amount of the advances disbursed from the Mortgagee as lender to the Owner as borrower in accordance with the Loan Agreement;

"Loan Agreement" has the meaning given to it in recital (B);

"Loan Balance" means the outstanding principal amount of the Loan owing to the Mortgagee at any relevant time as reduced by repayment(s) and/or prepayment(s);

"Loan Period" means the period from (and including) the date of this Mortgage first above written up to (and including) the date upon which all the Outstanding Indebtedness shall have been paid to the Mortgagee or its successors or assigns in full and during which period all the covenants, terms and conditions set out (expressly or by implication) in the Loan Agreement and in other Finance Documents have been duly performed, observed and complied with;

"London Banking Day" means a day on which dealings are carried out in London Interbank Eurocurrency Market and which is also a day on which commercial banks are open for business in London.

"Material Adverse Effect" means any effect, event or matter which is materially adverse to the assets or financial condition of the Owner or of the Companies (taken as a whole) or is materially adverse to the ability of the Owner to perform any of its obligations under any Finance Document or which results in any Security Document not providing to the Mortgagee security over the assets expressed to be secured under that Security Document;

"Mr. Li Honglin" means Li Honglin, Director of Winland Online Shipping who resides at #2315 Summit Building No. 4 Shanghai Road, Zhongshan District, Dalian, P. R. China and whose Chinese passport number is G29710206;

"Ms. Xue Ying" means Xue Ying, who resides at #2315 Summit Building No. 4 Shanghai Road, Zhongshan District, Dalian, PRC and whose Chinese passport number is G19143872;

"Outstanding Indebtedness" means the aggregate from time to time of all sums of money, including without limitation, the Loan Balance and interest thereon, owing from the Owner to the Mortgagee under the Loan Agreement and any other Finance Documents to which the Owner is a party;

"P & I Club" means any such protection and indemnity association or club as the Mortgagee shall accept, in which association or club the Vessel shall be entered and shall continue to be entered in the name of the Owner and/or any time charterer and with which association or club the Vessel shall be insured and shall continue to be insured, in accordance with all relevant provisions of this Mortgage and any of the other Finance Documents;

"P & I Club Coverage" bears the meanings set out in clause 4.1 of this Mortgage;

"Pioneer Creation Holdings Limited" means Pioneer Creation Holdings Limited, a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at P.O. Box 933, 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands;

"Plentimillion" means Plentimillion Group Limited, a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at P.O. Box 3152, Road Town, Tortola, British Virgin Islands;

"Protection and Indemnity Risks" means the usual risks covered by a protection and indemnity association managed in London including the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 1 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"Reference Bank" means such bank or banks in Japan as the Mortgagee may determine at its sole discretion at any time during the Loan Period;

"Security Documents" bears the meaning ascribed thereto in the Loan Agreement;

"Skyace" means Skyace Group Limited, a corporation organised and existing under the laws of the British Virgin Islands, having its registered office at P.O. Box 3152, Road Town, Tortola, British Virgin Islands;

"Total Loss" means, in relation to the Vessel, (a) the actual or constructive or compromised or arranged total loss of the Vessel or (b) requisition for title or other compulsory acquisition of the Vessel other than requisition for hire or (c) capture, seizure, arrest, detention or confiscation of the Vessel by any government or by any persons acting or purporting to act on behalf of any government or by pirates or otherwise, unless the Vessel is released from such capture, seizure, arrest or detention within thirty (30) days after the occurrence thereof or (d) any other event which constitutes a total loss of the Vessel under the relevant policies of the Insurance;

"T.T.M. Rate" means the telegraphic transfer middle rate for United States Dollars to Japanese Yen determined by the Reference Bank;

"Vessel" has the meaning given to it in recital (A);

"War Risks" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls) (1/10/83);

"War Risks Insurance" bears the meaning set out in clause 4.1 of this Mortgage; and

"Winland Online Shipping" means Winland Online Shipping Holdings Corporation, a corporation organised and existing under the laws of Texas, the United States of America, having its registered office at 12841 Jones Road Suite 208, Houston, TX 77070 United States .

The definitions of terms in the Loan Agreement shall apply hereto unless otherwise defined herein or as the context otherwise requires.

1.2 **References**

In this Mortgage, unless a contrary intention appears:

(a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

(b) references to clauses and schedules are references to, respectively, clauses of and schedules to this Mortgage and references to this Mortgage include its schedules;

(c) a reference to (or to any specified provision of) any agreement or document is to be construed as a reference to that agreement or document (or that provision) as it may be from time to time, amended, varied, supplemented, restated or novated;

(d) a reference to a statute, statutory instrument or accounting standard or any provision thereof is to be construed as a reference to that statute, statutory instrument or accounting standard or such provision thereof, as it may be amended or re-enacted from time to time;

(e) the index to and the headings in this Mortgage are inserted for convenience only and are to be ignored in construing this Mortgage; and

(f) words importing the plural shall include the singular and vice versa.

2. **THE MORTGAGE**

2.1 **Establishment of the Mortgage**

The Owner hereby:

(a) executes this Mortgage and any other Finance Documents to which it is party under and pursuant to the provisions of Chapter V, Title IV of the Second Book of the Commercial Code of the Republic of Panama, as amended, and all other relevant legislation of the Republic of Panama; and

(b) with full title guarantee, hereby mortgages the whole of the Vessel together with its Belongings to and for the benefit of the Mortgagee, its successors and assigns as security for the due and punctual payment of the Outstanding Indebtedness.

2.2 **Continuing Security**

The security created by this Mortgage shall remain in force as a continuing security until their release pursuant to clause 2.3 and in particular:

(a) the security shall not be satisfied by any intermediate payment or satisfaction of the Outstanding Indebtedness;

(b) the security is only capable of being extinguished, limited or otherwise adversely affected by an express and specific term in a document signed by or on behalf of the Mortgagee;

(c) the security shall not be satisfied by any counterclaim which the Owner or Guarantor may have against the Mortgagee;

(d) no failure or delay by or on behalf of the Mortgagee to enforce or exercise the security or a right of the Mortgagee under this Mortgage, and no act, course of conduct, acquiescence or failure to act (or to prevent the Owner from taking certain action) which is inconsistent with such a security or such a right or with such a security being a fixed security shall preclude or stop the Mortgagee (either permanently or temporarily) from enforcing or exercising it or result in a security expressed to be a fixed security taking effect as a floating security; and

(e) the security shall be additional to, and shall not in any way impair or be impaired by:

(i) any other security whether in relation to property of the Owner or that of a third party; or

(ii) any other right of recourse as against the Owner or any third party,

which the Mortgagee now or subsequently may now or in the future hold in respect of any of the Outstanding Indebtedness.

2.3 **Discharge of the Mortgage**

If the Outstanding Indebtedness shall be paid or caused to be paid in full by the Owner or its successors or assigns to the Mortgagee or its successors or assigns and during which period all the covenants, terms and conditions set out (expressly or by implication) in this Mortgage and in other Finance Documents have been performed, observed and complied with, then this Mortgage and the rights, powers and remedies hereunder shall cease.

2.4 **Principal and Independent Debtor**

The Owner shall be liable under the Mortgage as a principal and independent debtor and accordingly it shall not have, as regards the Mortgage, any of the rights or defences of a surety.

2.5 **Waiver of Rights and Defences**

Without limiting the generality of clause 2.4, the Owner shall neither be discharged by, nor have any claim against the Mortgagee in respect of:

(a) any amendment or supplement being made to any of the Finance Documents;

(b) any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, any of the Finance Documents;

(c) any release or loss (even though negligent) of any right or security interest created by any of the Finance Documents;

(d) any failure (even though negligent) promptly or properly to exercise or enforce any such right or security interest, including a failure to realise for its full market value an asset covered by such a security interest; or

(e) the Mortgage, now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.

2.6 **No Obligations Imposed on Mortgagee**

The Owner shall remain liable to perform all obligations connected with the Vessel and the Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel.

2.7 **Negative Pledge; Disposal of Assets**

The Owner shall not:

(a) create or permit to subsist any security interest upon all or any part of the Vessel or any interest or rights relating thereto or agree to do so other than (i) pursuant to the Finance Documents and (ii) liens arising by operation of law in the ordinary course of trading and operating the Vessel; or

(b) assign, sell, transfer or otherwise dispose of all or any part of the Vessel or the right to receive or to be paid the same or agree to do so.

3. **REPRESENTATIONS AND WARRANTIES**

The Owner represents and warrants to the Mortgagee as follows:

3.1 **Incorporation**

The Owner is a company duly incorporated and validly existing under the laws of Panama and has the power to own all its property and assets and to carry on its business as now being conducted.

3.2 **Ownership**

The Owner is the sole legal and beneficial owner of the Vessel which is not subject to any security interest (save as constituted by this Mortgage).

3.3 **Disposal**

The Owner has not sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, the Vessel or any share therein.

3.4 **Power and Authority**

The Owner has full power and authority:

(a) to register the Vessel in its name as a Panamanian vessel;

(b) to execute, deliver and perform its obligations under this Mortgage; and

(c) to comply with the provisions of, and perform all its obligations under this Mortgage.

3.5 **Approvals**

All necessary approvals and consent (whether governmental, corporate or otherwise) in relation to the execution, performance and validity of the Mortgage and the transactions contemplated thereunder and hereunder have been obtained and remain in full force and effect.

3.6 **Non-Violation**

The entry into and performance by the Owner of this Mortgage does not and will not violate in any respect:

(a) any law or regulation of any government or official authority or body; or

(b) the memorandum, articles of association or other constitutional documents of the Owner; or

(c) the provision of any existing contract, agreement or document binding or affecting the Owner or any of its assets.

3.7 **Registration**

Save for registration with the Panama Ship Registry, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that this Mortgage or any document relating thereto be registered, filed, recorded or enrolled with any registry or court authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage.

3.8 **Litigation**

No action, suit, proceeding, litigation or dispute against the Owner or any of its property is presently taking place or pending or, to the Owner's knowledge threatened nor is there subsisting any judgement or award given against the Owner or any of its property before any court, board of arbitration or other body which, in either case, would or might result in any material adverse change in the business or condition (financial or otherwise) of the Owner.

3.9 **Other Finance Documents**

The Owner is fully familiar with and agrees to all the provisions of the Finance Documents to which it is not a party.

3.10 **Compliance with Environmental Laws**

To the best of the Owner's knowledge, information and belief all Environmental Laws relating to the ownership, operation and management of the Vessel and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with in all material respects.

3.11 **No Environmental Claim**

To the best of the Owner's knowledge, information and belief no Environmental Claim has been made or threatened against the Owner or otherwise in connection with the Vessel or its ownership, operation or management which has resulted (or could result) in a claim being made against the Owner.

4. **INSURANCE COVENANTS**

4.1 **Maintenance of Insurance**

The Owner shall keep the Vessel insured at the expense of the Owner against:

(a) fire and usual marine risks (including hull and machinery and Excess Risks) by taking out and keeping in effect Hull and Machinery Insurance under the Institute of London Underwriters "Institute Time Clauses-Hulls" or American Institute "Time (Hulls-Clauses)" or under such similar terms as the Mortgagee shall approve in writing, including, without limitation, the "Institute Pollution Hazard Clause" or similar clause;

(b) war risks by taking out and keeping in effect War Risks Insurance under the Institute of London Underwriters "Institute War and Strikes Clauses" or American Institute "Hull War Risks and Strikes Clauses" or under such similar terms as the Mortgagee shall approve in writing;

(c) protection and indemnity risks and other third party liability risks (including, but not limited to, spillage, leakage and pollution) by taking out and keeping in effect the P & I Club Coverage (Protection and Indemnity Coverage), which shall be effected by an entry or entries of the Owner in respect of the Vessel with or in the P & I Club; and

(d) any other risks against which the Mortgagee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Mortgagee be reasonable for the Owner to insure and which are specified by the Mortgagee by notice to the Owner.

4.2 **Terms of Insurance**

The Owner shall effect such insurances:

(a) in United States Dollars;

(b) in the case of fire and usual marine risks and war risks, the value of the Hull and Machinery Insurance and War Risks Insurance should be such amount as would be prudent for a company owning or possessing a vessel similar to the Vessel provided that the amount insured by the Owner shall not in any event be less than 120 per cent. of the Outstanding Indebtedness from time to time; and upon request of the Mortgagee, the Hull and Machinery Insurance shall be effected in the name of the Owner or, if there shall be any demise-charterers, in the joint names of the Owner and all existing demise-charterers;

(c) in the case of oil pollution liability risks, the value of the Protection and Indemnity Coverage should be an amount equal to (i) the highest level of cover from time to time available under basic protection and indemnity club entry and the international marine insurance market (currently US$500,000,000) and (ii) the highest level of excess cover (currently US$200,000,000) available in the international marine insurance market on reasonably acceptable commercial terms;

(d) in relation to protection and indemnity risks in respect of the Vessel's full tonnage; and

(e) on terms approved in writing by the Mortgagee,

through brokers and with insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in war risks and protection and indemnity risks associations, in each such case approved in writing by the Mortgagee.

4.3 **Further Protections for the Mortgagee**

In addition to the terms set out in clause 4.2, the Owner shall procure that the Insurance shall:

(a) (except in relation to risks referred to in clause 4.1(d)) name (or be amended to name, if the Mortgagee so requires) the Mortgagee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Mortgagee, but without the Mortgagee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b) name the Mortgagee as loss payee with directions for payment as the Mortgagee may specify;

(c) provide that all payments by or on behalf of the insurers under the Insurance to the Mortgagee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d) provide that the insurers shall waive, to the fullest extent permitted by the relevant laws of the countries where the insurers conduct their business, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Mortgagee in respect of any rights or interests (secured or not) held by or available to the Mortgagee in respect of the Outstanding Indebtedness, until the Outstanding Indebtedness shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this clause 4.3(d) from making personal claims against persons (other than the Mortgagee, the Owner or any other Company) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant Insurance;

(e) provide that such Insurance shall be primary without right of contribution from other insurances which may be carried by the Mortgagee;

(f) provide that the Mortgagee may make proof of loss if the Owner fails to do so; and

(g) provide that if any Insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Mortgagee, or if any Insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Mortgagee for 14 days (or seven days in the case of war risks) after receipt by the Mortgagee of prior written notice from the insurers of such cancellation, change or lapse.

4.4 **Renewal of Insurance**

The Owner shall:

(a) at least 7 days before the expiry of any Insurance notify the Mortgagee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Owner proposes to renew that insurance and of the proposed terms of renewal provided that such renewals shall be (as to type and amount) comparable in all material respects (including, without limitation, the level of cover) with the then existing insurances which have been taken out in compliance with the Insurance obligations under the Mortgage and with brokers (or other insurers) of similar standing to those brokers (or other insurers) who insure prior to such proposed renewal;

(b) prior to the expiry of any Insurance, renew the insurance in accordance with clause 4.4(a) above; and

(c) procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Mortgagee in writing of the terms and conditions of the renewal and provide policies (at the request of the Mortgagee) in respect thereof.

4.5 **Copies of policies; letters of undertaking**

The Owner shall ensure that all approved brokers provide the Mortgagee with pro forma copies of all policies relating to the Insurance and, in addition to the matters referred to in clause 3.2 of the Assignment of Insurance, provide undertakings by the approved brokers that:

(a) they will hold such policies, and the benefit of such insurances, to the order of the Mortgagee in accordance with the said loss payable clause; and

(b) they will advise the Mortgagee immediately of any material change to the terms of the Insurance.

4.6 **Copies of certificates of entry**

The Owner shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Mortgagee with:

(a) a certified copy of the certificate of entry for the Vessel;

(b) a letter or letters of undertaking referred to in clause 3.2 of the Assignment of Insurance;

(c) where required to be issued under the terms of insurance/indemnity provided by the Owner's protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the Owner in relation to the Vessel in accordance with the requirements of such protection and indemnity association; and

(d) a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.

4.7 **Payment of Premiums**

The Owner shall punctually pay all premiums or other sums payable in respect of the Insurance and produce all relevant receipts when so required by the Mortgagee.

4.8 **Guarantees**

The Owner shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

4.9 **Compliance with terms of Insurance and restrictions on employment**

The Owner shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any Insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a) the Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the Insurance, and ensure that the

Insurance is not made subject to any exclusions or qualifications to which the Mortgagee has not given its prior approval;

(b) the Owner shall not make any changes relating to the classification or classification society or manager or operator of the Vessel approved by the underwriters of the Insurance without the Mortgagee's prior written consent;

(c) the Owner shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d) the Owner shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the Insurance, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

4.10 **Alteration to Terms of Insurance**

The Owner shall neither make or agree to any material alteration to the terms of any Insurance nor waive any right relating to any Insurance without the Mortgagee's prior written consent, and for the purposes of this clause 4.10 "material alteration" includes (without limitation) any alteration to the amount of insurance cover, the type and extent of the insurance cover.

4.11 **Settlement of Claims**

The Owner shall not settle, compromise or abandon any claim under any Insurance for Total Loss or for a major casualty which cost exceed in aggregate the sum of US$500,000.00 in any accidents or repairs, and shall do all things necessary and provide all documents, evidence and information to enable the Mortgagee to collect or recover any moneys which at any time become payable in respect of the Insurance.

4.12 **Further Undertakings**

The Owner hereby further undertakes with the Mortgagee that the Owner will not, without the prior written consent of the Mortgagee, (a) assign, charge, pledge or otherwise encumber any Insurance, or any of its rights or benefits thereunder or in respect thereof, to anyone other than the Mortgagee or (b) take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any of the rights or benefits created by this Mortgage in respect of any Insurance.

4.13 **Mortgagee Interest Insurance**

In addition to the Insurance covenanted to be procured by the Owner under clause 4.1, the Mortgagee requires the following insurances for its own account to be placed by its own appointed insurance brokers, different from the Owner's insurance brokers. The cost of these additional insurances as provided in this clause 4.13 will be borne by the Owner either by reimbursement or by direct debit to the Owner's account, subject to notice of such premium costs before binding:

(a) mortgagees' interest insurance on terms, conditions and sums insured as required by the Mortgagee;

(b) mortgagees' additional perils (Pollution) insurance, and/or as necessary, mortgagees' additional perils (all P & I risks) covering the Mortgagee against the consequences of any limitation of liability under the terms of the Protection & Indemnity coverage; and

(c) mortgage rights insurance, covering the Mortgagee's legal title and rights under its mortgage in the flag country of the Vessel.

4.14 **Trading Documentation**

The Owner further covenants with the Mortgagee that the Vessel will, at all times, be equipped and accredited with any required trading documentation and/or authorisations necessary to legitimise the entry of the Vessel into the waters of any jurisdiction as might be necessary. Such trading documentation and authorisations shall include, inter alia, valid certification under the International Convention on Civil Liability for Oil Pollution Damage as amended, a valid U.S. Coast Guard Certificate of Financial Responsibility (water pollution), a valid certificate from any U.S. state that requires a state equivalent of a Certificate of Financial Responsibility, a vessel classification certificate and any other credentials as may be, or may come to be, required. Copies of such trading documentation and/or authorisations shall be made available to the Mortgagee.

5. **VESSEL COVENANTS**

The Owner hereby further covenants with the Mortgagee as follows:

5.1 **Registration of Mortgage**

(a) The Owner shall, within two (2) months after the date of this Mortgage, complete the final registration of this Mortgage and furnish the Mortgagee with the public deed of this Mortgage described in the Spanish language and registered with the Public Registry office in the Republic of Panama together with the general instruction of the registrar or other satisfactory certificate of the final registration having been properly and effectively made.

(b) Upon the request by the Mortgagee, the Owner shall take all necessary steps to register this Mortgage on a preliminary basis and shall furnish the Mortgagee with a certificate of the preliminary registration of the Mortgage.

(c) The Owner hereby grants to the Mortgagee the right to register this Mortgage at the expense of the Owner in the aforesaid mortgage register directly and without any action by or on behalf of the Owner.

5.2 **Registration of Vessel**

The Owner shall keep the Vessel registered in its name as a Panamanian registered vessel at the port of Panama, shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled, and shall not change the name or port of registry of the Vessel without the Mortgagee's prior written consent.

5.3 **No Modification to Vessel**

The Owner shall not make any modification or repairs to, or replacement of, the Vessel or equipment installed on her which would or might materially alter the structure, type or performance characteristics of the Vessel or materially reduce her value.

5.4 **Maintenance of Class**

The Owner shall, at any time during the Loan Period, keep the Vessel in a good and safe condition and state of repair:

(a) consistent with first-class ship ownership and management practice;

(b) so as to maintain the Vessel's present class, namely as NK NS*(BC)/MNS* at *Nippon Kaiji Kyokai* or as the class similar to NK NS*(BC)/MNS* at such other international classification society as the Lender shall accept) free of recommendations and qualifications save for those which are complied with in accordance with their terms and save for those existing on delivery of the Vessel to the Owner which have been notified in writing to the Mortgagee; and

(c) so as to comply with all laws and official requirements applicable to vessels registered under the laws and flag of the Republic of Panama or to vessels trading to any jurisdiction to which the Vessel may trade from time to time.

5.5 **Removal of Parts**

The Owner shall not remove any material part of the Vessel, or any item of equipment installed on the Vessel, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any security interest under this Mortgage or any right in favour of any person other than the Mortgagee and becomes on installation on the Vessel the property of the Owner and subject to the security constituted by the Mortgage PROVIDED THAT the Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel.

5.6 **Inspection**

The Owner shall submit the Vessel regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Mortgagee, provide the Mortgagee with copies of all survey reports.

5.7 **Discharge of Lien**

The Owner shall pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel and, in the event of arrest of the Vessel pursuant to legal process or in the event of her detention in the exercise or purported exercise of any such lien as aforesaid, procure the release of the Vessel from such arrest or detention within 30 days of receiving notice thereof by providing bail or otherwise as the circumstances may require.

5.8 **Restriction on Employment**

The Owner shall not employ the Vessel nor suffer her employment (a) in any trade or business which is forbidden by international law or is otherwise illicit or (b) in the carriage of illicit or prohibited goods or (c) in any manner whatsoever which may render her liable to condemnation in a prize court or to destruction, seizure or confiscation. In the event of hostilities in any part of the world (whether war be declared or not), the Owner shall neither employ the Vessel nor suffer her employment (a) to carry any contraband goods or (b) to enter or trade in or continue to trade in any zone after it has been declared a war zone by any government or by the Vessel's war risks Insurer, unless the Mortgagee shall have first given its consent thereto in writing and there shall have been effected by the Owner at its expense such special insurance coverage as the Mortgagee may require.

5.9 **Information**

The Owner shall provide the Mortgagee promptly with any information which it reasonably requests regarding:

(a) the Vessel, her employment, position and engagements;

(b) the earnings and payments and amounts due to the Vessel's master and crew;

(c) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Vessel and any payments made in respect of the Vessel; and

(d) any towages and salvages,

and, upon the Mortgagee's request, provide copies of any current charter relating to the Vessel and of any current charter guarantee.

5.10 **Notification**

The Owner shall immediately notify the Mortgagee by facsimile, confirmed forthwith, by letter of:

(a) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed in the aggregate the sum of Five Hundred Thousand United States Dollars (US$500,000.00) (or the equivalent in any other currency);

(b) any occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c) any requirement or recommendation made by any Insurer, P & I Club or classification society or by any competent authority;

(d) any arrest or detention of the Vessel, any exercise or purported exercise of any lien on the Vessel or any requisition of the Vessel for hire;

(e) any intended dry docking of the Vessel for a period of two weeks or longer; or

(f) any Environmental Claim made against the Owner or in connection with the Vessel, or any Environmental Incident,

and the Owner shall keep the Mortgagee advised in writing on a regular basis and in such detail as the Mortgagee shall require of the Owner's or any other person's response to any of those events or matters.

5.11 **Payment of Outgoings**

The Owner shall promptly pay all tolls, dues and other outgoings whatsoever in respect of the Vessel.

5.12 **Prohibition of Other Mortgage, etc.**

The Owner shall not, at any time during the Loan Period, without the prior consent in writing of the Mortgagee which consent the Mortgagee shall have full liberty to give or withhold and then only subject to such terms as the Mortgagee may impose, mortgage, charge, assign, transfer or encumber the Vessel or her Insurance or her Acquisition Compensation or suffer the creation of any such mortgage, charge, assignment, transfer or encumbrance as aforesaid to or in favour of any person other than the Mortgagee or the assignee save in relation to the Vessel incurred in the normal course of its business.

5.13 **Prohibition of Sale, etc.**

The Owner shall not, at any time during the Loan Period without the prior consent in writing of the Mortgagee, sell, agree to sell or otherwise dispose of the Vessel or any share

therein in such manner as might, in the reasonable opinion of the Mortgagee, impair any of the Mortgagee's rights and powers hereunder.

5.14 **Disbursement of Expenses**

The Owner shall pay to the Mortgagee, on demand, all moneys whatsoever which the Mortgagee shall or may expend, be put to, or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage together with interest thereon at the Default Interest Rate, on the number of days actually elapsed and on a 360-day year basis from the date on which such expense or liability was incurred by the Mortgagee until the date of payment, such moneys, if not reimbursed by the Owner to the Mortgagee on demand, together with interest thereon shall be secured under this Mortgage.

5.15 **Tax Payment**

The Owner shall pay and discharge when due and payable in respect of the Vessel, from time to time, all taxes, assessments, government charges and fines and penalties lawfully imposed with respect thereto, provided, however, that the Owner shall not be required to pay and discharge any such tax, assessment, governmental charges, fines or penalty so long as the legality or amount thereof shall be contested in good faith and by appropriate proceedings or other acts.

5.16 **Payment of Official Expenses, etc.**

The Owner shall pay on demand to the Mortgagee (or as the Mortgagee may in its sole discretion direct) the amount of all investigation and legal expenses of any kind whatsoever, stamp duties (if any), registration fees, and any other charges incurred by the Mortgagee in connection with the preparation, completion and registration of the Finance Documents to which the Owner is a party, such moneys, if not paid by the Owner to the Mortgagee on demand, shall be secured under this Mortgage.

5.17 **Notice of Mortgage**

The Owner shall keep the Mortgage registered against the Vessel as a valid first priority mortgage and shall, at all times, carry on board the Vessel a duly certified copy of this Mortgage (which shall form part of the Vessel's documents) which shall be shown to any person who may seek to create any encumbrances on the Vessel and place and maintain in a conspicuous place in the navigation room and in the cabin of the Captain of the Vessel a framed printed notice in the following form:

"NOTICE OF NAVAL MORTGAGE

> This Vessel is mortgaged by Bao Shun Shipping, S.A., a corporation organised and existing under the laws of the Republic of Panama (the **"Owner"**) to Dialease Maritime S.A., a corporation organised and existing under the laws of the Republic of Panama. Under the terms of the said Mortgage, a certified copy of which is preserved with the Vessel's papers, neither the Owner, nor any charterer nor the Captain of this Vessel nor any other person has any power, right or authority whatever to create, incur or permit the imposition on this Vessel of any commitments or encumbrances except for customary wages of the crew or for salvage".

5.18 **Restrictions on Chartering, Appointment of Managers etc.**

The Owner shall not:

(a) let the Vessel on demise charter for any period without the prior written consent of the Mortgagee;

(b) enter into any time or consecutive voyage charter in respect of the Vessel with any person without the prior written consent of the Mortgagee;

(c) charter the Vessel otherwise than on bona fide arm's length terms; or

(d) put the Vessel into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed five hundred thousand dollars (US$500,000.00) (or the equivalent in any other currency) unless that person has first given to the Mortgagee and in terms satisfactory to it a written undertaking not to exercise any lien on the Vessel or her earnings for the cost of such work or otherwise.

5.19 **Environmental Laws**

(a) **Compliance with Environmental Laws**

Except as may already have been disclosed by the Owner in writing to, and acknowledged in writing by, the Mortgagee:

(i) the Owner and (to the best of the Owner's knowledge) its Environmental Affiliates have complied with the provisions of applicable Environmental Laws, except where non-compliance does not and will not have a Material Adverse Effect;

(ii) the Owner and (to the best of the Owner's knowledge) its Environmental Affiliates have obtained all requisite Environmental Approvals and are in compliance with such Environmental Approvals, except where the failure to obtain or comply with any such Environmental Approvals does not and will not have a Material Adverse Effect, and

(iii) neither the Owner nor (to the best of the Owner's knowledge) its Environmental Affiliates has received notice of any Environmental Claim that finds or alleges that the Owner or such Environmental Affiliate is not in compliance with applicable Environmental Laws or Environmental Approvals, where such non-compliance has or will have a Material Adverse Effect.

(b) **Environmental Claims**

Except as may already have been disclosed by the Owner in writing to, and acknowledged in writing by, the Mortgagee, there is no Environmental Claim pending or threatened, to the best of the Owner's knowledge, that has or will have a Material Adverse Effect.

(c) **Environmental Incident**

Except as has been disclosed by the Owner in writing to, and acknowledged in writing by, the Mortgagee, there has been no release of Environmentally Sensitive Material except where such event does not and will not have a Material Adverse Effect.

(d) **Compliance with Environmental Laws**

The Owner shall comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Affiliates of the Owner comply with all

applicable Environmental Laws and obtain and comply with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to the Vessel or its operation or its carriage of cargo), except where such non-compliance does not or will not have a Material Adverse Effect.

(e) **Investigating an Environmental Incident**

The Owner shall, upon the request of the Mortgagee, conduct and complete all investigations, studies, sampling, audits and testings reasonably required by any known (or threatened) Environmental Incident that has or will have a Material Adverse Effect.

(f) **Occurrence of and Response to Certain Events**

The Owner shall, promptly upon the occurrence of any of the following events, provide to the Mortgagee a certificate of an officer of the Owner specifying in detail the nature of such event and the proposed response of the Owner, or its Environmental Affiliate concerned:

(i) the receipt by the Owner or any Environmental Affiliate (where the Owner has knowledge of such receipt) of any Environmental Claim which has or will have a Material Adverse Effect; or

(ii) any actual or threatened Environmental Incident which has or will have a Material Adverse Effect,

and upon the written request of the Mortgagee, the Owner shall submit to the Mortgagee, at reasonable intervals, a report updating the status of any occurrence of an Environmental Claim or any actual or threatened Environmental Incident, that has or will have a Material Adverse Effect.

6. PROTECTION OF THE SECURITY

6.1 Protection in General

Subject to clause 5, the Mortgagee shall, without prejudice to its other rights and powers hereunder, be entitled (but not bound), at any time and as often as may be necessary, to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by the Mortgage or for any similar or related purpose.

6.2 Insurance, Repairs etc.

Without limiting the generality of clause 6.1, if the Owner does not comply with clause 4 or 5, the Mortgagee may:

(a) effect, replace and renew any Insurance;

(b) arrange for the carrying out of such surveys and/or valuations and/or repairs of the Vessel as it deems expedient or necessary; and

(c) discharge any liabilities charged on the Vessel, or otherwise relating to or affecting her, and/or take any measures which the Mortgagee may think expedient or necessary for the purpose of preventing her arrest and securing her release.

6.3 Survey and Repairs

In the event that the provisions of clauses 5.4 and 5.6 or any of them shall not be complied with, the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it may deem expedient or necessary.

6.4 **Discharging Vessel's Liabilities**

In the event that the provisions of clause 5.8 or any of them shall not be complied with, the Mortgagee shall be at liberty to pay and discharge all such debts and liabilities as are therein mentioned and/or take any such measures as it may in its sole discretion deem expedient or necessary for the purpose of securing the release of the Vessel.

6.5 **Expenses**

Any and all premiums, costs and expenses incurred by the Mortgagee in exercising its rights under this clause 6 shall be borne and paid by the Owner, and, if the same has been paid by the Mortgagee, shall be reimbursed by the Owner to the Mortgagee upon demand together with interest thereon on the number of days actually elapsed from the payment by the Mortgagee until the full reimbursement at the Default Interest Rate, on a 360-day year basis, such moneys, if not reimbursed by the Owner to the Mortgagee on demand, shall be secured under this Mortgage.

6.6 **Indemnity**

The Owner will indemnify the Mortgagee and will keep the Mortgagee indemnified against all losses, costs, charges and expenses incurred by the Mortgagee as a result of a breach by the Owner of its obligations under (without limitation) clauses 4 or 5 and in connection with the exercise by the Mortgagee of its rights contained in clause 6.1 above. All sums the subject of this indemnity will be payable by the Owner to the Mortgagee on demand and if not so paid will bear interest at the Default Interest Rate. Any unpaid interest will be compounded with monthly rests.

7. **EVENT OF DEFAULT**

7.1 An Event of Default, the occurrence of which entitles the Mortgagee to enforce its rights and powers described in clause 8 below, shall mean any and each of the following events, state of affairs, conditions and acts (whether any such event, state of affairs, condition or act shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Owner makes any material (in the opinion of the Mortgagee) breach of any provision of this Mortgage which shall not be remedied within fifteen (15) days after receipt by the Owner of demand from the Mortgagee to remedy the same; or

(b) any one or more of the Events of Default (as defined or provided in clause 13 (Events of Default) of the Loan Agreement) shall occur or exist and be continuing.

8. **MORTGAGEE'S POWERS**

8.1 **Right to Enforce Security**

Upon the occurrence of an Event of Default:

(a) the security constituted by the Mortgage shall immediately become enforceable;

(b) the Mortgagee shall be entitled at any time or times to exercise the powers set out in the following clauses 8.2, 8.3 and 8.4; and

(c) the Mortgagee shall be entitled at any time or times:

(i) to exercise the powers possessed by it as mortgagee, chargee and assignee of the Vessel conferred by the law of any country or territory in which the Vessel is physically present or deemed to be sited, the courts of which have or claim any jurisdiction in respect of the Owner or the Vessel; and

(ii) without limiting the scope of the Mortgagee's powers under sub-clause (i) above, to exercise the powers possessed by it as a creditor or as a person with a security interest in the Vessel conferred by Panamanian law.

8.2 **Foreclosure**

On the occurrence of an Event of Default, the Mortgagee shall be entitled then or at any later time or times to exercise all the rights and remedies in foreclosure and otherwise granted to the Mortgagee by the laws and regulations of the Republic of Panama or of the country wherein the Vessel then is or thereafter may be found. The Mortgagee shall be entitled to bring any judicial proceedings for the foreclosure of this Mortgage and/or the enforcement of any right, power, remedy or claim which the Mortgagee shall be entitled to exercise or enforce hereunder or by law or otherwise against the Owner or the Vessel. In any suit or legal proceedings against the Owner or the Vessel, the Mortgagee shall be entitled to recover all attorney's fees in addition to all other debts, charges and expenses which might be incurred by the Mortgagee in connection with the enforcement of its rights hereunder.

8.3 **Right to Take Possession, Sell etc.**

On the occurrence of an Event of Default, the Mortgagee shall be entitled then or at any later time or times:

(a) to take possession of the Vessel whether actually or constructively and/or otherwise to take control of the Vessel wherever the Vessel may be and cause the Owner or any other person in possession of the Vessel forthwith upon demand to surrender the Vessel to the Mortgagee without legal process and without the Mortgagee being liable for any losses thereby caused or to account to the Owner in connection therewith;

(b) to sell the Vessel or any share therein but subject to the Mortgagee giving at least twenty (20) calendar days prior notice that they intend to sell the Vessel by private contract (such notice to be given to the Owner and to each mortgagee of the Vessel whose mortgage is registered at the Public Registry in Panama) or public auction at any time, at any place and upon any terms (including, without limitation, on terms that all or any part or parts of the purchase price be satisfied by shares, loan stock or other securities and/or be left outstanding as a debt, whether secured or unsecured and whether carrying interest or not) which the Mortgagee thinks fit, with power for the Mortgagee to purchase the Vessel at any such public auction and to set off the purchase price against all or any part of the Indebtedness;

(c) to manage, insure, maintain and repair the Vessel and to charter, employ, lay up or in any other manner whatsoever deal with the Vessel in any manner, upon any terms and for any period which the Mortgagee may think fit, in all respects as if the Mortgagee were the owner of the Vessel and without the Mortgagee being responsible for any loss thereby incurred;

(d) to require that all policies and other documents relating to the Insurance (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

(e) to collect, recover and give a good discharge for any moneys or claims forming part of, or arising in relation to the Vessel and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(f) to take over or commence or defend (if necessary using the name of the Owner) any claims or proceedings relating to, or affecting the Vessel which the Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings;

(g) to assign, transfer, pledge, mortgage or otherwise dispose of the Vessel or any share therein or any insurance on or in respect of the Vessel; and

(h) generally, to enter into any transaction or arrangement of any kind and to do anything in relation to the Vessel which the Mortgagee may think fit.

8.4 **Right to Appoint Receiver**

On the occurrence of an Event of Default, the Mortgagee may appoint a receiver and/or manager (or joint receivers and/or managers) of the Vessel, and the following shall apply:

(a) the Mortgagee may exercise any of the powers conferred by the Mortgage while a receiver is in office and is acting;

(b) an appointment of a receiver shall be by deed or, at the Mortgagee's option, by a document signed by any of its officers;

(c) the remuneration of a receiver shall be fixed by the Mortgagee;

(d) to the fullest extent permitted by law, a receiver shall be the Owner's agent, and the Owner shall be responsible, to the exclusion of any liability on the part of the Mortgagee, for his remuneration and for his contracts, acts and defaults;

(e) the Owner irrevocably and by way of security appoints every receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which that receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of his powers;

(f) a receiver may delegate to any person or persons of any of the powers (including the discretions) conferred on him by, or pursuant to, this Mortgage and may do so on terms authorising successive sub-delegations;

(g) in the case of joint receivers, any of the powers (including the discretions) conferred by this Mortgage or by the general law may be exercised by any one or more of them, unless their appointment specifically states the contrary;

(h) the Mortgagee may subject to applicable law remove a receiver, with or without appointing another receiver; such a removal may be effected by a document signed by any of the Mortgagee's officers;

(i) the Mortgagee may appoint a receiver to replace a receiver who has resigned or for any other reason ceased to hold office; and

(j) a receiver shall be entitled to retain out of any money received by him such amounts in respect of his expenses (or to cover estimated future expenses) as he may from time to time agree with the Mortgagee.

8.5 **Confession of Judgement**

The Owner hereby confirms and agrees that this Mortgage shall constitute a judgement for payment and that the Mortgagee shall be entitled to enforce any right or power hereunder without obtaining any judgement for payment.

8.6 **No Liability of Mortgagee or Receiver**

Neither the Mortgagee nor any receiver shall be obliged to check the nature or sufficiency of any payment received by it or him under the Mortgage or to preserve, exercise or enforce any right forming part of, or relating to, the Vessel.

8.7 **No Requirement to Commence Proceedings Against Owner**

Neither the Mortgagee nor any receiver will need to commence any proceedings under, or enforce any security interest created by any other Finance Documents before commencing proceedings under, or enforcing any security interest created by the Mortgage.

8.8 **Suspense account**

The Mortgagee may, for the purpose of claiming or proving in a bankruptcy of the Owner or any other Company, place any sum received or recovered under or by virtue of the Mortgage or any security interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Owner's obligations under the Finance Documents.

9. **APPLICATION OF MONEYS**

All sums received by the Mortgagee:

(a) in respect of sale of the Vessel or any share therein;

(b) under the Insurance;

(c) in respect of the Acquisition Compensation; or

(d) otherwise pursuant to the provisions of this Mortgage,

shall be held by the Mortgagee upon trust in the first place to pay or discharge any expenses or liabilities (including any interest) which have been paid or incurred by the Mortgagee in or in connection with the exercise of its powers and to apply the balance in accordance with the relevant provisions of the Finance Documents.

10. **FURTHER ASSURANCES**

10.1 **Owner's Obligation to Execute Further Documents etc.**

The Owner shall:

(a) execute and deliver to the Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the laws of Japan or such other country as the Mortgagee may, in any particular case, specify; and

(b) effect any registration or notarisation, give any notice or take any other step,

which the Mortgagee may, by notice to the Owner, specify for any of the purposes described in clause 10.2 below or for any similar or related purpose.

10.2 **Purposes of Further Assurances**

Those purposes are:

(a) to validly and effectively create any security interest or right of any kind which the Mortgagee intended should be created by or pursuant to the Mortgage or any other Finance Document;

(b) to create a specific mortgage or assignment of any further security or otherwise to vest in the Mortgagee the title to any further security;

(c) to protect the priority, or increase the effectiveness, in any jurisdiction of any security interest which is created, or which the Mortgagee intended should be created, by or pursuant to the Mortgage or any other Finance Document;

(d) to enable or assist the Mortgagee or a receiver to sell or otherwise deal with the Vessel, to transfer title to, or grant any interest or right relating to, the Vessel or to exercise any power which is referred to in clause 8.1 above or which is conferred by any Finance Document; and

(e) to enable or assist the Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel in any country or under the law of any country.

10.3 **Terms of Further Assurances**

The Mortgagee may specify the terms of any document to be executed by the Owner under clause 10.1, and those terms may include any covenants, powers and provisions which the Mortgagee considers appropriate to protect its or a receiver's interests.

10.4 **Obligation to Comply with Notice**

The Owner shall comply with a notice under clause 10.1 by the date specified in the notice.

10.5 **Additional Corporate Action**

At the same time as the Owner delivers to the Mortgagee any document executed under clause 10.1(a), the Owner shall also deliver to the Mortgagee a certificate signed by the Owner's authorised directors which shall:

(a) set out the text of a resolution of the Owner's directors specifically authorising the execution of the document specified by the Mortgagee; and

(b) state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been duly signed by the directors and is valid under the Owner's articles of association or other constitutional documents.

11. **NON-WAIVER, ETC.**

No delay or omission of the Mortgagee to exercise any right or power vested in it under this Mortgage shall impair such right or power or shall be construed as a waiver of, or an acquiescence in, any default by the Owner and no express waiver given by the Mortgagee in relation to any default by the Owner or breach by the Owner of any of its obligations under this Mortgage shall prejudice the rights of the Mortgagee under this Mortgage

arising from any subsequent default or breach (whether or not such subsequent default or breach is of a nature different from the previous default or breach), nor shall the giving by the Mortgagee of any consent to the doing of any act which by the terms of this Mortgage requires the consent of the Mortgagee prejudice or impair the right of the Mortgagee to give or withhold as it sees fit its consent to the doing of any other similar act.

12. MULTIPLE AND DISCRETIONARY EXERCISE

The Mortgagee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the rights, powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of clauses 8 and 13) in such manner, upon such terms and to such persons as the Mortgagee in its absolute discretion may think fit and either by itself or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act or acts of the Mortgagee hereunder.

13. POWER OF ATTORNEY

13.1 Appointment

For the purpose of securing the Mortgagee's interest in the Vessel and the due and punctual performance of its obligations to the Mortgagee under the Mortgage and every other Finance Document, the Owner irrevocably and by way of security appoints the Mortgagee its attorney, on behalf of the Owner and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect and do any deed, assurance, agreement, instrument, act or thing which it ought to execute and do under the terms of the Mortgage or the other Finance Documents or which may be required or deemed proper in the exercise of powers conferred on the Mortgagee or otherwise for any of the purposes of the Mortgage or the other Finance Documents and the Owner hereby covenants with the Mortgagee to ratify and confirm all acts and things made, done or executed by such attorney as aforesaid.

13.2 Ratification of actions of attorney

For the avoidance of doubt and without limiting the generality of clause 13.1, it is confirmed that the Owner authorises the Mortgagee to execute on behalf of the Owner a document ratifying by the Owner any transaction or action which the Mortgagee and/or a receiver has purported to enter into or to take and which the Mortgagee considers was or might have been outside his powers or otherwise invalid.

13.3 Protection of Third Party

The exercise of such power by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether the security created by this Mortgage has become enforceable nor shall such person be in any way affected by notice that such security has not become enforceable, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13.4 Delegation

The Mortgagee may sub-delegate to any person or persons (including a receiver and persons designated by him) all or any of the powers (including the discretions) conferred on the Mortgagee by clauses 13.1 and/or 13.2, and may do so on terms authorising successive sub-delegations PROVIDED HOWEVER that such power shall not be exercisable by the Mortgagee until the occurrence of an Event of Default.

14. OTHER UNDERTAKING

The Owner hereby further undertakes at its own expense to execute, sign, perfect, do and (if required) register every such further assurance, document (including all amendments or supplements of this Mortgage), act or thing as in the opinion of the Mortgagee may be necessary or desirable for the purpose of more effectually mortgaging and charging the Vessel or perfecting the security constituted by this Mortgage.

15. COSTS AND EXPENSES

15.1 General

The Owner agrees to indemnify the Mortgagee and any receiver appointed hereunder against and on demand to pay to the Mortgagee and any receiver all the Mortgagee's (or any receiver's) legal and other costs, losses, charges and expenses, if any (on a full indemnity basis) arising in connection with the negotiation, preparation, execution, modification, amendment, release and/or enforcement or attempted enforcement of, or preservation of the Mortgagee's (or any receiver's) rights under the Mortgage, including any present or future stamp or other taxes or duties and any penalties or interest with respect thereto which may be imposed by any competent jurisdiction in connection with the execution or enforcement of the Mortgage or in consequence of any payment being made pursuant to the Mortgage (whether made by the Owner or a third person) being impeached or declared void for any reason whatsoever.

15.2 Interest

The amounts payable under clause 15.1 shall carry default interest at the Default Interest Rate before as well as after judgement from the dates on which such amounts are demanded by the Mortgagee or the receiver (as the case may be), and shall form part of the Outstanding Indebtedness and accordingly be secured on the Vessel under the security contained in the Mortgage. All such default interest shall be compounded with monthly rests.

16. SUPPLEMENTAL

16.1 No Restriction on Other Rights

Nothing in the Mortgage shall be taken to exclude or restrict any power, right or remedy which the Mortgagee may at any time have under:

(a) any other Finance Document; or

(b) the law of any country or territory the courts of which have or claim any jurisdiction in respect of the Owner or the Vessel.

16.2 Exercise of Other Rights

The Mortgagee may exercise any right under the Mortgage before it has exercised any right referred to in clause 16.1(a) or (b) above.

16.3 Invalidity of Finance Documents

In the event of:

(a) any of the Finance Documents now being or later becoming void, illegal, unenforceable or otherwise invalid for any reason whatsoever; or

(b) a bankruptcy of the Owner, the introduction of any law or any other matter resulting in the Owner being discharged from liability under any of the Finance Documents, or any of the Finance Documents ceasing to operate (for example, by interest ceasing to accrue),

the Mortgage shall cover any amount which would have been or become payable under or in connection with any of the Finance Documents if such Finance Document had been and remained entirely valid and enforceable and the Owner had remained fully liable under it; and references in the Mortgage to amounts payable by the Owner under or in connection with any of the Finance Documents shall include references to any amount which would have so been or become payable as aforesaid.

16.4 **Settlement or Discharge Conditional**

Any settlement or discharge under the Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee by the Owner or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

16.5 **Conflict with Loan Agreement**

If there is any conflict between the terms of the Loan Agreement and the terms hereof, the former shall prevail.

16.6 **Counterparts**

This Mortgage may be executed in any number of counterparts and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

16.7 **Conflict Between Two Versions**

If this Mortgage in the English version conflicts with the same described in the Spanish version, the former shall prevail.

16.8 **Amendment**

This Mortgage and any provision hereof may not be amended, changed, waived, discharged or terminated orally save only by an instrument duly executed by the Owner and the Mortgagee.

17. **ASSIGNMENT**

17.1 **Assignment by Mortgagee**

The Mortgagee may assign or transfer in the whole or any part of its rights, benefits or obligations under this Mortgage, or transfer its rights under and in connection with the Mortgage.

17.2 **Assignment by Owner**

The Owner may not assign or transfer all or any part of its rights and/or obligations under the Mortgage.

18. **SEVERABILITY**

Any provision of this Mortgage prohibited by or unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Mortgage and rendered ineffective so far as is possible without modifying the remaining provisions of this Mortgage. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the

parties hereto to the full extent permitted by such law to the end that this Mortgage shall be a valid and binding agreement enforceable in accordance with its terms.

19. **APPLICABLE LAW/JURISDICTION**

19.1 **Applicable Law**

This Mortgage shall be construed and enforceable according to the laws of Panama.

19.2 **Jurisdiction**

The Owner agrees that the Mortgagee shall have the liberty, but shall not be obliged, to take any proceedings in the courts of any country to protect or enforce the security hereby constituted or to enforce any provisions of this Mortgage. For the purpose of any proceedings for the enforcement and execution of this Mortgage, the Owner hereby submits to the non-exclusive jurisdiction of any court sitting in London or the competent courts of any country of choice of the Mortgagee.

20. **NOTICE**

20.1 **Notice**

The Owner hereby agrees that in case of service of process or a notice to the Owner is to be made under this Mortgage or in any legal action or proceeding in connection therewith, the service of process or notice given on or to the Owner at the following address shall be valid and sufficient to bind the Owner for any such purpose:

Bao Shun Shipping S.A.
c/o Winland Shpping Co., Ltd.
Winland Bldg No.305 Zhongshan Road,
Shahekou District, Dalian 116021,
Liaoning Province. PRC
Attention: Chairman
Tel: 86-411-3966-0000
Fax: 86-411-3966-0168

20.2 **Notices, etc. to Owner**

All notices, requests, demands, consents or other communications to the Owner under this Mortgage shall be in the English language and addressed to and sent to the following address:

Bao Shun Shipping S.A.
c/o Winland Shpping Co., Ltd.
Winland Bldg No.305 Zhongshan Road,
Shahekou District, Dalian 116021,
Liaoning Province. PRC
Attention: Chairman
Tel: 86-411-3966-0000
Fax: 86-411-3966-0168

20.3 **Notices, etc. to Mortgagee**

All notices, requests, demands, consents or other communications to the Mortgagee under this Mortgage shall be in the English language and addressed to and sent to the following address:

c/o Mitsubishi UFJ Lease & Finance Company Limited

5-1, Marunouchi 1-chome
Chiyoda-ku, Tokyo, Japan
Attention: Ship Finance Department
Tel: 81-3-6865-3037
Fax: 81-3-6895-5301

21. **POWER OF ATTORNEY FOR REGISTRATION**

The Owner and the Mortgagee hereby each confer a special power of attorney with right of substitution upon Messrs. MORGAN AND MORGAN a firm of lawyers with its office at the City of Panama, the Republic of Panama and/or any partner in that firm, empowering such firm or such partner to take all necessary steps to record this instrument of Mortgage in the appropriate registry office of the Republic of Panama.

IN WITNESS whereof this Mortgage has been executed on the date first above written.

BAO SHUN SHIPPING S.A.

For and on behalf of
BAO SHUN SHIPPING S.A.

....
Authorized Signature(s)

by : Li Honglin
title : Director and President

ACCEPTANCE OF MORTGAGE

The undersigned, Dialease Maritime S.A., a Panamanian corporation, having its registered office at 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama City, the Republic of Panama, does hereby accept the foregoing First Preferred Panamanian Ship Mortgage executed by Bao Shun Shipping S.A. in favor of the Undersigned dated __________, 2009 covering the Panamanian motor vessel "**BAO SHUN**" whose registration number (patente of navigation number) is [●], and does hereby accept the said Mortgage in all respects and agree to all terms and conditions of the said Mortgage.

IN WITNESS whereof the Undersigned has duly executed this Acceptance of Mortgage on__________, 2009.

DIALEASE MARITIME S.A.

____

by :Kazuo Shibayama
title :Director and President

NOTARIAL CERTIFICATE

I, a Notary of Legal Affairs Bureau, Japan, duly admitted and sworn and practising in Japan, DO HEREBY CERTIFY that:

the signature of Mr. Li Honglin, Director and President of Bao Shun Shipping S.A. appearing above is his true and authentic signature;

the signature of Mr. [●] , the Director and President of Dialease Maritime S.A. appearing above is his true and authentic signature and the said Mr. [●] , has full power to sign the above instrument for and on behalf of Dialease Maritime S.A.

IN TESTIMONY whereof, I have hereunto subscribed my name and affixed my seal of office on this _____________, 2009.

____

Exhibit A
[Copy of Loan Agreement]